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                                                                 EXHIBIT 1.1

                           AMERICAN FAMILY HOLDINGS, INC.
                                $5,000,000 OF UNITS

                               WHOLESALING AGREEMENT


[Name and Address of Wholesaler]

Dear Sir:

     American Family Holdings, Inc., a Delaware corporation (the "Corporation"), proposes to offer and sell to investors, upon the terms and conditions set forth in the Prospectus dated _______________, 1998, and as the same may be amended or supplemented from time to time (the "Prospectus"), Units (consisting of one share of Common Stock and one warrant to purchase three shares of Common Stock) aggregating $2,500,000, $20 per Unit (the "Offering"). The Offering will not be completed if the Acquisition described in the Prospectus is not completed.

     You are hereby requested to perform, on an exclusive basis, the wholesaling activities related to the public offering of the Units and by your execution of a counterpart of this letter in the place indicated, you agree to use your best efforts, consistent with the terms of this Offering as set forth in the Prospectus, to perform the services customarily performed by persons conducting wholesaling services for similar offerings, in accordance with the following terms and conditions:

     1. SOLICITATION AND SOLICITATION MATERIAL. Solicitation and other activities by you hereunder shall be undertaken only in accordance with applicable laws and regulations and the terms hereof. Accompanying this letter is a copy of the Prospectus which you may use to familiarize yourself with the terms of this Offering. Additional copies of the Prospectus will be sent to you in reasonable quantities upon your request. No person is authorized to use any solicitation material other than that referred to in the Prospectus and no person is authorized to use any solicitation material in any state where such is prohibited by law.

     2. COMPENSATION. As a compensation for services rendered in connection with your activities, the Corporation hereby agrees to pay to you a commission equal to two percent of the sales price of the Units sold by broker-dealers through your efforts or through the efforts of any officer or employee of the Corporation whose assistance is made available to you. Payment of the compensation described in this Paragraph 2 is subject to the provisions of Paragraph 3 hereof.

     3. CONDITIONS FOR PAYMENT OF SALES COMPENSATION. All commissions payable by the Corporation under Paragraph 2 above are subject to acceptance by the Corporation of the Subscription Agreements from potential investors and the Corporation specifically reserves the right to reject any such Agreement. In the event that the Offering is not completed or if the transactions referred to herein and in the Prospectus are not consummated for any reason, and, as a result thereof, all subscription payments are refunded to all potential investors, no commission will be due or payable to you. Commissions to be paid to you pursuant to Paragraph 2 hereof shall be paid by the Corporation to you within 15 days following the completion of the Acquisition. There is no minimum number of Units which must be sold.

     4. REPORTS. You agree to provide the Corporation progress reports on your sales activities on a regular basis, such basis to be mutually agreed upon among the parties hereto.

     5. UNAUTHORIZED INFORMATION AND REPRESENTATIONS. Neither you nor any other person is authorized by the Corporation or any other person to give any information or make any representation in connection with this Agreement or the Offering other than those contained in the Prospectus furnished by the Corporation. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material under any circumstances



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unless you have obtained the prior written agreement of the Corporation and such materials have been approved by counsel to the Corporation and by any relevant securities regulatory authorities.

     6. BLUE SKY QUALIFICATIONS. The Corporation assumes no obligation or responsibility with respect to the qualification of the Units or the right to solicit purchases of the Units under the laws of any state or other jurisdiction. Services to be performed by you hereunder are to be performed only within the states or other jurisdictions in which solicitations by broker-dealers are qualified to be made. [The Corporation has listed the [Units][Common Stock and warrants] on the ______________ and, as such, believes their offer and sale is exempt from blue sky regulation in all states other than _______________.]

     7. GENERAL. You hereby represent that you are a member in good standing of the National Association of Securities Dealers, Inc. and that you will continue such qualification during the term of this Agreement. Upon your acceptance of this Agreement, you agree to comply with any applicable requirements of the Securities Act of 1933, as amended (the "Act"), and of the Securities Exchange Act of 1934, as amended, and the published rules and regulations thereunder, any applicable rules of the National Association of Securities Dealers, Inc. and the rules and regulations of all state securities authorities, as applicable.

     8. TERMINATION. This Agreement shall be deemed to have been entered into as of _______________, 1998 and it may be terminated by written or telegraphic notice to you from the Corporation upon 60 days prior written notice and, in any case, will terminate at the close of business on ___________, 199_ (unless extended thereafter by the Corporation), PROVIDED that all compensation payable to you under the terms and conditions hereof shall be paid when due, although this Agreement shall have theretofore been terminated.

     9. EXCLUSIVE AGREEMENT. You will provide to the Corporation the services described herein on an exclusive basis, and the Corporation hereby agrees that it will employ no other person or entity to perform such wholesaling services during the term of this Agreement.

     10.  INDEMNIFICATION.

          (a) The Corporation agree to indemnify and hold harmless you and each person who controls you within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus; or (ii) the omission or alleged omission to state in the Prospectus a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that you shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the position, if applicable, of any state securities regulatory authority in any jurisdiction in which Units were sold with respect to the issue of indemnification for securities law violations. The Corporation shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

          (b) You agree to indemnify and hold harmless the Corporation against any losses, claims, damages or liabilities to which the Corporation may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any communication between you, your representatives or agents and any investor, or (ii) the omission or alleged omission to state a material fact required to be stated in any

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communication between you, your representatives or agents, and any investor, or necessary to make the statements to said investor not misleading.

          (c) Promptly after receipt by an indemnified party under this Paragraph 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereto is to be made against any indemnifying party under this Paragraph 10, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this Paragraph 10 as to the particular item for which indemnification is then being sought but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If any such indemnifying party elects to defend any such action, such indemnifying party shall not be liable to any such indemnified party on account of any settlement of such claim or action effected without the consent of such indemnifying party. Any indemnified party may, at its own cost and expense, participate at any time in any claim or action covered by this Paragraph 10.

     11. MISCELLANEOUS. In the event that any dispute arises between you and the Corporation out of or by reason of this Agreement, then and in that event such parties do hereby agree that said dispute shall be arbitrated in accordance with the then existing rules of the American Arbitration Association in Orange County, California, and that any award rendered thereunder, including attorneys' fees and costs to the prevailing party, may be entered in any court of competent jurisdiction, state or federal, including attorneys' fees and costs to the prevailing party.

          This Agreement constitutes the entire Agreement between you and the Corporation and any change, amendment or alteration to this Agreement shall be ineffective unless reduced to writing and executed by both parties. This Agreement shall be governed by California law without giving effect to conflicts of law or choice of law provisions. Each party agrees to perform any further acts and execute and deliver any other documents which may reasonably be necessary to carry out the terms of this Agreement.

     It is expressly understood that no representations have been made in connection with this Agreement other than as herein set forth, except those representations contained in the Prospectus provided to you.

                                                Very truly yours,


                                                AMERICAN FAMILY HOLDINGS, INC.,
                                                a Delaware corporation



                                                By
                                                    --------------------------
                                                    David G. Lasker, President

Agreed and Accepted By:

----------------------------------

By -------------------------------
     Name
         -------------------------
     Title
         -------------------------

Date:  __________________, 1998


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